Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mullen Automotive Inc.
Brea, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2024 with respect to the consolidated financial statements of Mullen Automotive Inc. as of and for the year ended September 30, 2023 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern) included in its Annual Report on Form 10-K for the year ended September 30, 2023.

/s/ RBMS LLP

RBSM, LLP

PCAOB ID No. 587

RBSM, LLP

101 Larkspur Landing Suite 321

Larkspur, CA 94939

January 16, 2024